UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 26, 2020

United States Steel Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	1-16811	25-1897152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Grant Street,
Pittsburgh, PA 15219-2800
(Address of Principal Executive Offices, and Zip Code)

(412) 433-1121
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	X	New York Stock Exchange
Common Stock	X	Chicago Stock Exchange

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Tracy A. Atkinson to the Board of Directors

On July 26, 2020, United States Steel Corporation (the “Corporation”) increased the number of directors serving on the Corporation’s Board of Directors (the “Board”) by one and appointed Tracy A. Atkinson to serve as a director, with a term expiring at the Corporation’s 2021 annual meeting of stockholders. Ms. Atkinson will serve on the Audit Committee and the Compensation & Organization Committee of the Board.

Ms. Atkinson served as Executive Vice President of State Street Corporation (“State Street”) from 2008 until March 2020 and as its Chief Administration Officer from May 2019 to March 2020. She also served as State Street’s Chief Compliance Officer from 2017 to May 2019, and as its Treasurer from 2016 to 2017. Prior to joining State Street, Ms. Atkinson served in various leadership positions at MFS Investment Management and as a partner at PricewaterhouseCoopers. Ms. Atkinson received a bachelor’s degree in accounting from the University of Massachusetts and is a certified public accountant. She also serves on the board of directors of Raytheon Technologies (formerly Raytheon Company). Ms. Atkinson’s extensive experience in overseeing various managerial, financial and accounting issues at a large, complex enterprise will strengthen the Board’s collective knowledge, capabilities and experience.

Ms. Atkinson does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

Amendment and Restatement of Change in Control Severance Plan

On July 28, 2020, as part of its periodic review of the Corporation's compensation policies, the Compensation & Organization Committee (the “Committee”) of the Board approved an amendment to the United States Steel Corporation Change in Control Severance Plan (the “CIC Plan”) to remove provisions that limited the amount of severance payments and the continuation of welfare benefits based on the age of the employee at the time of severance.

The summary of the amendment to the CIC Plan included in this Current Report on Form 8-K is qualified in its entirety by reference to Amended and Restated Change in Control Severance Plan, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment and Restatement of By-Laws

Also on July 28, 2020, the Board amended and restated the Corporation’s By-Laws (as amended and restated, the “Amended and Restated By-Laws”) to clarify the roles and responsibilities of the Corporation’s officers, update which officers may preside over Board and stockholder meetings, and clarify the ability of the Board and its committees to participate in meetings remotely, as permitted under Delaware law. The Board also updated certain technical references and cross-references within the Amended and Restated By-Laws.

The summary of the Amended and Restated Bylaws included in this Current Report on Form 8-K is qualified in its entirety by reference to the Corporation’s Amended and Restated Bylaws, as amended on July 28, 2020, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Number	Description

3.1	Amended and Restated By-Laws of United States Steel Corporation, as of July 28, 2020.

10.1	Amended and Restated Change in Control Severance Plan, effective July 28, 2020.

104	Cover page interactive data file (embedded within the inline XBRL document exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By	/s/ Manpreet S. Grewal
Manpreet S. Grewal
Vice President & Controller

Dated: July 30, 2020